UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 23, 2023

EzFill Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40809	83-4260623
(Commission File Number)	(IRS Employer Identification No.)

2999 NE 191st Street, Aventura, Florida 33180

(Address of Principal Executive Offices)

305-791-1169

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001	EZFL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information provided under Item 3.02 of this Current Report on Form 8-K with respect to the issuance by EzFill Holdings, Inc. to Lunar Project LLC of the Options (as defined in Item 3.02 hereof) is incorporated by reference into this Item 1.01.

Item 3.02 Recent Sales of Unregistered Securities

On January 23, 2023, EzFill Holdings, Inc. (the “Company) entered into an agreement (the “Consulting Agreement”) with Lunar Project LLC (the “Consultant”). For a term of two years unless terminated sooner as provided in the Consulting Agreement (the “Term”), the Consultant has agreed to provide the Company with certain services including, but not limited to, increasing the Company’s customer base through assembly of a contract sales team, assisting the Company in reducing its current operating expenses and assisting the Company with franchising its business. On a monthly basis, the Consultant will provide an update to the Company detailing what services it provided for the previous month. The Company’s management will evaluate the work done each month and provide guidance on what services are required for the following month.

In exchange for its services, the Consultant will receive options to purchase 1,600,000 restricted shares of the Company’s common stock (the “Options”). The Options’ exercise prices, vesting requirements, and expiration dates will be set forth in an option agreement between the Consultant and the Company. At the end of the Term, unless extended by the parties in writing, all unvested Options will immediately expire.

In conjunction with the Consulting Agreement, the Consultant entered into several Non-Qualified Stock Option Agreements (“Option Agreements”) with the Company. The first Option Agreement is for 500,000 option shares that have an exercise price of $0.60 per share and an expiration date five years from the vesting date. The second Option Agreement is for 400,000 option shares that have an exercise price of $1.00 per share and an expiration date five years from the vesting date. The third Option Agreement is for 400,000 option shares that have an exercise price of $1.25 per share and an expiration date five years from the vesting date. The fourth Option Agreement is for 300,000 option shares that have an exercise price of $1.75 per share and an expiration date five years from the vesting date. Within each of the aforementioned Option Agreements, there are performance conditions and vesting dates with specific percentages of shares to vest. To exercise the Option, the Consultant (or in the case of exercise after the Consultant’s death or incapacity, the Consultant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company a written notice of exercise per the Consulting Agreement.

The Options will be issued in reliance upon the exemption afforded by Section 4(2) of the Securities Act of 1933 (the “Act”).

This Item 3.02 contains only a brief description of the material terms of the Consulting Agreement and Option Agreements and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Consulting Agreement and Option Agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, 10.3, 10.4 and 10.5 respectively, and incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Consulting Agreement by and between EzFill Holdings, Inc. and Lunar Project LLC dated January 23, 2023.
10.2	Form of Non-Qualified Stock Option Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2023

EZFILL HOLDINGS, INC.

/s/ Michael McConnell
Michael McConnell
Chief Executive Officer